Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-284124, 333-237070, 333-281138, 333-280098, 333-275181, 333-270459 and 333-239360) and Form S-8 (Nos. 333-286325, 333-227073, 333-230589, 333-237069, 333-245764, 333-248468, 333-254654, 333-260762, 333-263176, 333-270430, 333-279229, and 333-286325) of Bionano Genomics, Inc. (the “Company”) of our report dated March 23, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Diego, California

March 23, 2026